Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Inverness Medical Innovations, Inc. and subsidiaries
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85658, 333-87180, 333-102577, 333-107288, 333-110715, 333-110716, 333-116659, 333-124461, 333-128017, 333-134412, 333-134574, 333-138889, 333-138919 and 333-145249), and Form S-8 (Nos. 333-67392, 333-74032, 333-85402, 333-90530, 333-106996, 333-106994 and 333-128937, 333-139878, 333-144258, 333-145893, 333-147242, 333-147585, 333-148573, 333-149264, 333-150793 and 333-152362) of Inverness Medical Innovations, Inc. and subsidiaries of our reports dated February 27, 2009, relating to the consolidated financial statements and the effectiveness of Inverness Medical Innovations, Inc. and subsidiaries’ internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
Boston, Massachusetts
February 27, 2009